     As filed with the Securities and Exchange Commission on August 14, 1998
                              Registration No. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        --------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                        --------------------------------

                              SL GREEN REALTY CORP.
             (Exact name of registrant as specified in its charter)


       Maryland                                       13-3956775
-------------------------------         ----------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


                               70 West 36th Street
                            New York, New York 10018

                                 (212) 594-2700

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     --------------------------------------

       SL Green Realty Corp. Amended 1997 Stock Option and Incentive Plan
                            (Full title of the plan)


                                STEPHEN L. GREEN
                        Principal Executive Officer and
                       Chairman of the Board of Directors
                              SL Green Realty Corp.
                               70 West 36th Street
                            New York, New York 10018
                                 (212) 594-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
   Title of Securities        Amount to        Proposed maximum offering       Proposed maximum         Amount of
     to be registered      be registered(1)        price per unit(2)          aggregate offering   registration fee(3)
                                                                                    price(2)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share ........    1,700,000 shares             $21.09                    $35,853,000            $10,577
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the Amended 1997 Stock Option and Incentive Plan (i) with respect to which no additional consideration will be paid in the event of a stock dividend, reverse stock split, split up, recapitalization or capital adjustments and (ii) that are issuable pursuant to dividend equivalent rights relating to stock options issued under the Amended 1997 Stock Option and Incentive Plan.

(2) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 7, 1998.

(3) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the Plan that are covered by this Registration Statement.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     SL Green Realty Corp., (the "Company") hereby incorporates by reference the documents listed in (a), (b), (c) and (d) below which have previously been filed with the Securities and Exchange Commission.

     (a) The Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998 pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998 filed on May 15, 1998 and the quarter ended June 30, 1998 filed on August 14, 1998.

     (c) The current reports on Form 8-K (including Form 8-K/A) filed on January 2, 1998, January 5, 1998, February 3, 1998, March 3, 1998, March 31, 1998 and May 11, 1998 pursuant to Section 13 of the Exchange Act.

     (d) The description of the Company's Common Stock contained in the registration statements on Form 8-A filed on July 21, 1997 pursuant to
Section 12 of the Exchange Act and Form S-11 filed on June 16, 1997 pursuant to rule 424 (b) under the Securities Act of 1933.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's officers and directors are and will be indemnified under Maryland and Delaware law, the Charter and Bylaws of the Company and the Partnership Agreement of the Operating Partnership against certain liabilities. The Company's Charter requires the Company to indemnify its directors and officers to the fullest extent permitted from time to time under Maryland law.

     The Company's Bylaws require it to indemnify (a) any present or former director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former director or officer against any claim or liability unless it is established that (i) his act or omission was committed in bad faith or was the result of active or deliberate dishonesty,
(ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful.

     In addition, the Company's Bylaws require the Company to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to a proceeding by reason of his service as a director or officer provided that the Company shall have received (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written understanding by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Bylaws also (i) permit the Company to provide indemnification and advance expenses to a present or former director or officer who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the MGCL for directors of Maryland corporations.

     Under Maryland law, a corporation formed in Maryland is permitted to limit, by provision in its charter, the liability of directors and officers so that no director or officer of the Company shall be liable to the Company or to any stockholder for money damages except to the extent that (i) the director or officer actually received an improper benefit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in a proceeding that the director's of officer's action was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Charter has incorporated the provisions of such law limiting the liability of directors and officers.

     The Partnership Agreement also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its organizational documents, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under their organizational documents.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS

3(a)*    Articles of Incorporation of the Company.

3(b)*    Bylaws of the Company.

4(a) SL Green Realty Corp. 1997 Stock Option and Incentive Plan, as amended.

5(a)     Opinion of Brown & Wood LLP.

23(a)    Consent of Brown & Wood LLP (included as part of Exhibit 5(a)).

23(b)    Consent of Ernst & Young LLP.

 24      Power of Attorney (included on page 6).

-----------

* Previously filed as an exhibit to registration statement on Form S-11 (No. 333-29329) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on the day of August, 1998.

                                       SL GREEN REALTY CORP.


                                       By:  /s/ Stephen L. Green

                                       Stephen L. Green
                                       Principal Executive Officer
                                       and Chairman of the
                                       Board of Directors


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen L. Green, David J. Nettina, and Benjamin
P. Feldman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to each Registration Statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities indicated on the 11th day of August 1998.

       Signature                                      Title

     /s/ Stephen L. Green
           Stephen L. Green                Principal Executive Officer
                                           and Chairman of
                                           the Board of Directors


     /s/ David J. Nettina
           David J. Nettina                President and Chief
                                           Operating Officer

     /s/ Ann Iseley
           Ann Iseley                      Chief Financial Officer


     /s/ Benjamin P. Feldman
           Benjamin P. Feldman             Executive Vice President,
                                           General Counsel and
                                           Director


     /s/ John H. Alschuler, Jr.
           John H. Alschuler, Jr.          Director


     /s/ Edwin Thomas Burton, III
           Edwin Thomas Burton, III        Director


     /s/ John Levy
           John Levy                       Director

                                  EXHIBIT INDEX


Exhibit No.            Description                                        Page
-----------            ----------------                                   ----

3(a)*                  Articles of Incorporation of the Company.

3(b)*                  Bylaws of the Company.

4(a)                   SL Green Realty Corp. 1997 Stock Option             9
                       and Incentive Plan, as amended.

5(a)                   Opinion of Brown & Wood LLP.                       22

23(a) Consent of Brown & Wood LLP (included as part of Exhibit 5(a)).

23(b)                  Consent of Ernst & Young LLP.                      23

 24                    Power of Attorney (included on
                       page 6).

------------
* Previously filed as an exhibit to registration statement on Form S-11 (No. 333-29329) and incorporated herein by reference.